                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 21.1


                    SUBSIDIARIES OF ASYST TECHNOLOGIES, INC.

NAME                                                          STATE OF INCORPORATION
----                                                          ----------------------
Asyst Automation, Inc.                                        Delaware, U.S.A.
Asyst Connectivity Technologies, Inc.                         Delaware, U.S.A.
Asyst Germany GmbH                                            Germany
Asyst Integration Services (India) PVT. Ltd                   India
Asyst Japan, Inc.                                             Japan
Asyst Korea, Inc.                                             Korea
Asyst Shinko       Inc.                                       Japan
Asyst Software, Inc.                                          Delaware, U.S.A.
Asyst Technologies (Far East) Pte, Ltd                        Singapore
Asyst Technologies (Taiwan) Ltd.                              Taiwan
Asyst Technologies Europe Ltd.                                United Kingdom
Asyst Technologies Malaysia Sdn. Bhd.                         Malaysia
MECS Korea Co., Ltd.                                          Korea
MECS Robotech USA, Inc.                                       California, U.S.A.
Radiance Systems, Incorporated                                California, U.S.A.
SMIF Equipment (Tianjin) Company, Ltd.                        People's Republic of China
SMIF Equipment (Tianjin) Company, Ltd. Shanghai Branch        People's Republic of China
